UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2003

Sepracor Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19410	22-2536587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

N/A

(Former name or former address, if changed since last report)

Item 5.                                                             Other Events.

On July 11, 2003, Sepracor Inc. announced that it had completed the redemption of $111.9 million aggregate principal amount of its 7% Convertible Subordinated Debentures due December 15, 2005 (“7% Debentures”). Sepracor redeemed the 7% Debentures, pursuant to their terms, on July 10, 2003 at 103% of the principal amount, plus accrued but unpaid interest from June 15, 2003 to, but excluding, the redemption date.  The total aggregate redemption price for the 7% Debentures was approximately $115.8 million, including approximately $0.5 million in accrued but unpaid interest.  The 7% Debentures redeemed by Sepracor represented all of the remaining outstanding 7% Debentures.

A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                    Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2003	SEPRACOR INC.

	By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President, Finance and Administration and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 11, 2003